Exhibit 10.13

FIRST AMENDMENT

TO

SUBLEASE

This FIRST AMENDMENT TO SUBLEASE (the “Amendment”) is made and entered into this 15th day of June 2009, by and between NEWTON TECHNOLOGY PARK LLC, a Delaware limited liability company (the “Landlord”), and TRIPADVISOR LLC, a Delaware limited liability company (the “Tenant”). Landlord and Tenant are hereby collectively referred to as the “Parties”. Terms not otherwise defined herein shall have the meaning given them in the Lease (defined below).

WHEREAS, by Sublease dated October 31, 2007 (the “Lease”), Landlord leased to Tenant the buildings known as “Buildings N2 and N3” at the real estate located at and known as 141-165 Needham Street, Newton, Massachusetts, (the “Premises”); and,

WHEREAS, it is the desire of the Parties to amend the Lease; and

WHEREAS, the Parties (each, a “Certifying Party”) hereby certify to each other (such party, the “Other Party”), as a material part of the consideration for Landlord and Tenant entering into this Amendment and without which the Parties would not enter into this Amendment, as follows: (a) the Lease is a valid lease, is in full force and effect, has not been modified, amended or supplemented (except as set forth above), and represents the entire agreement between the parties; (b) all obligations and conditions under the Lease to be performed by the Certifying Party as of the date of this Amendment have been satisfied; (c) to the Certifying Party’s knowledge, there exists no default or event of default, as those or similar terms may be defined in the Lease, under the Lease (“Default”) on the part of the Other Party of any of the terms and conditions of the Lease, no event has occurred which, with the passing of time or giving of notice or both, would constitute a Default, and the Certifying Party is not entitled to any defenses, offsets or other concessions under the Lease (including, without limitation, that Tenant is not entitled to any “free rent” or any rent abatement); (d) as of the date hereof, there are no Landlord Delays or Tenant Delays, and (e) Certifying Party has not assigned, sublet, otherwise transferred or encumbered its interest in the Premises or the Lease except as specifically set forth above, and Certifying Party and the person executing this Amendment on behalf of Certifying Party have the full right and authority to enter into this Amendment and thereby bind Certifying Party.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Section 3.1(c) of the Sublease is hereby amended by adding the following:

“(d) Landlord and Tenant agree that the N2 Commencement Date and rent commencement for Building N2 (the “N2 Rent Commencement Date”) is April 21, 2008 as previously agreed between Landlord and Tenant in the N2 Commencement Certificate dated April, 21, 2008. Without in any way limiting any provision currently in the Lease, from and after the N2 Rent Commencement Date, during the Term, Tenant shall pay to the Landlord all Fixed Rent and Additional Rent in effect and applicable to Building N2 in advance on the first day of each calendar month of the Term.”

2. Section 2.6(b) of the Lease is hereby amended to (i) delete the phrase “...but in no event shall it be prior to the substantial completion of Landlord’s Work and Tenant’s Work”, and (ii) add the following:

“Landlord and Tenant also agree that the N3 Commencement Date and rent commencement for Building N3 (the “N3 Rent Commencement Date”) is February 1, 2009. Without in any way limiting any provision currently in the Lease, from and after the N3 Rent Commencement Date, during the Term, Tenant shall pay to the Landlord all Fixed Rent and Additional Rent in effect and applicable to Building N3 in advance on the first day of each calendar month of the Term.”

3. Section 2.8(a)(2) of the Lease is hereby amended by adding the following:

“The Building N3 Plans have been prepared and approved by Landlord and Tenant, have been stamped by a Massachusetts registered architect and engineer, and are incorporated herein by reference as detailed in Exhibit A. Such Building N3 Plans include, among other things, (i) a complete scope of work (“Scope of Work”) required for the removal and remediation of all asbestos containing materials (“ACM”s) in connection with Landlord’s N3 Work (such removal, “ACM Removal - Landlord Work”) and Tenant’s N3 Work (such removal, the “ACM Removal - Tenant Work”; the ACM Removal - Landlord Work and the ACM Removal - Tenant Work, collectively, the “ACM Removal”), and (ii) a budget shown on Exhibit A hereto setting forth the cost of the ACM Removal - Landlord Work and the ACM Removal - Tenant Work (such budget, the “ACM Removal Budget”, and the amount set forth therein for ACM Removal - Tenant Work, the “ACM Removal Budget — Tenant Work”). Landlord represents and warrants that (i) the ACM Removal to be completed pursuant to the Scope of Work will remove and remediate all ACMs in Building N3 which are part of the ACM Removel in compliance with all applicable laws, rules and regulations and (ii) Landlord shall cause the ACM Removal in Building N3 to be removed or remediated in compliance with all applicable laws, rules and regulations.”

4. Section 2.8(b) of the Lease is amended to add the following:

Landlord and Tenant shall select a General Contractor for the Building N3 Work pursuant to the process specified in this Section 2.8(b), with the dates and deadlines specified herein for such process commencing as of the date of this Amendment.

5. Section 2.8(c) of the Lease is amended to add the following:

“The Building N3 Master Timeline is attached hereto as Exhibit B. Landlord shall cause the General Contractor to commence the Building N3 Work consistent with the contents of the Building N3 Master Timeline and to cause the General Contractor to have substantially completed the Building N3 Work by no later than March 31, 2010.”

6. The N3 Allowance of thirty dollars ($30.00) per rentable square foot as set forth in Section 2.8(f) of the Sublease may be applied to all “soft” and “hard” costs incurred for Tenant’s Work at Building N3, but in all events subject to the applicable provisions and limitations set forth in the Sublease.

7. The N3 Allowance set forth in Section 2.8(f) of the Sublease shall be applied in full to Tenant’s N3 Work and shall not be reduced or forfeited by Tenant if Landlord fails to timely achieve substantial completion of the Building N3 Work, except to the extent that a Tenant Delay as described in Section 2.8(e) of the Lease would cause such a reduction or forfeiture.

8. Notwithstanding the language in Sections 2.8(d)(2) and 2.8(1) of the Lease to the contrary, one half of the savings of the shortfall below each of the respective amounts specified as but not to exceed the “Cost Caps” for lighting (item c) and ceiling grid (item b) for Building N3 as set forth in Exhibit G-1 to the Lease shall be applied to the cost of the ceiling or lighting located anywhere in Building N3.

9. All costs incurred for the removal and remediation of ACMs in connection with the performance of the Landlord’s N3 Work shall be paid for by the Landlord. All costs incurred for the removal and remediation of ACMs in connection with the performance of Tenant’s N3 Work shall be paid for by the Tenant and the Landlord in equal one-half shares. Notwithstanding anything to the contrary in the Lease, all costs and expenses incurred for the removal and remediation of ACMs from Building N3 which are incurred in connection with (i) changes requested by Tenant to the Tenant’s N3 Work, which expenses shall be paid by Tenant in full, or (ii) any alterations, additions or repairs otherwise undertaken by Tenant to Building N3, which expense shall be paid by Tenant pursuant to the terms of the Lease. All payments required to be made by Tenant hereunder shall be governed by the terms set forth in the third to last sentence of Section 2.8 of the Lease. None of the costs to be paid by Landlord under this Section 9 shall be paid from the N3 Allowance or may be passed through to Tenant as Operating Expenses or additional Rent.

10. Whenever, during the course of performing the Building N3 Work, it is necessary or advisable to shut down the Building N3 fire alarm and/or to monitor the ongoing construction work at Building N3, the Landlord and the Tenant will share the resulting costs equally. Landlord will exercise good faith efforts to pre- negotiate favorable rates for these costs.

11. At times reasonably designated by Landlord prior to substantial completion of the Building N3 Work, Tenant shall have access to Building N3 for the purpose of furniture and equipment installation as long as Tenant is not in default under the Lease as amended hereby beyond all applicable cure periods and as long as Tenant’s access shall not materially interfere with the performance of Landlord’s N3 Work or Tenant’s N3 Work.

12. Except as expressly modified by this Amendment, all terms, covenants and provisions of the Sublease shall remain unmodified and in full force and effect and are hereby expressly ratified and confirmed.

13. This Amendment and the Lease sets forth the entire agreement of the parties as to the subject matter hereof and supersedes all prior discussions and understandings between them. The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations or warranties with respect to the subject matter of this Amendment except as expressly set forth herein and in the Lease. Each of the schedules or exhibits referred to herein (if any), is incorporated herein as if fully set forth in this Amendment. If any of the provisions of this Amendment be found to be invalid, illegal or unenforceable by any court of competent jurisdiction, such provision shall be stricken and the remainder of this Amendment shall nonetheless remain in full force and effect unless striking such provision shall materially alter the intention of the parties. No waiver of any right under this Amendment shall be effective unless contained in a writing signed by a duly authorized officer or representative of the party sought to be charged with the waiver and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future right or of any other right arising under this Amendment.

14. This Amendment may be executed in counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same document.

Executed as an instrument under seal as of this 15th day of June, 2009.

TENANT:		LANDLORD:

TRIPADVISOR LLC		NEWTON TECHNOLOGY PARK LLC

By:	/s/ Tyler S. Young	By:	NTP Management Company LLC
Name:	Tyler Young
Title:	Vice President,		By:	/s/ John W. Hueber
	Finance & Administration		Name:	John W. Hueber
			Office:	Manager